Exhibit 99.1

NEWS RELEASE - FOR IMMEDIATE RELEASE

July 30, 2013

Equity Residential Reports Strong Results
Same Store Revenues Increase 4.9% in 2Q and 5.0% YTD
Same Store NOI Increases 5.6% in 2Q and 5.8% YTD

Chicago, IL - July 30, 2013 - Equity Residential (NYSE: EQR) today reported results for the quarter and six months ended June 30, 2013. All per share results are reported as available to common shares on a diluted basis.

“We are pleased that apartment fundamentals across our markets remain strong and that we will again produce results for the full year in line with our original guidance and well above historical trends,” said David J. Neithercut, Equity Residential's President and CEO.  “We are extremely proud of our property teams across the country for delivering such strong performance while simultaneously integrating 21,000 newly acquired apartment units into our portfolio.”

Second Quarter 2013
FFO (Funds from Operations), as defined by the National Association of Real Estate Investment Trusts (NAREIT), for the second quarter of 2013 was $0.73 per share compared to $0.64 per share in the second quarter of 2012.

For the second quarter of 2013, the company reported Normalized FFO of $0.71 per share compared to $0.68 per share in the same period of 2012. The difference is due primarily to:

•	the positive impact of approximately $0.04 per share from higher same store net operating income (NOI);

•
the positive impact of approximately $0.27 per share from the stabilized Archstone properties, offset by the negative impact of approximately $0.25 per share from 2012 and 2013 disposition activity and common share issuance in connection with the company's purchase of Archstone; and

•	the negative impact of approximately $0.03 per share from higher interest expense and other items.

Normalized FFO begins with FFO and eliminates certain items that by their nature are not comparable from period to period or that tend to obscure the company's actual operating performance. Merger expenses and prepayment penalties are not included in the company's Normalized FFO. A reconciliation and definition of Normalized FFO are provided on pages 26 and 29 of this release and the company has included guidance for Normalized FFO on page 27 of this release.

For the second quarter of 2013, the company reported earnings of $0.90 per share compared to $0.33 per share in the second quarter of 2012. The difference is due primarily to higher gains from property sales in the second quarter of 2013, partially offset by higher depreciation as a result of the Archstone acquisition, as well as the items discussed above.

Six Months Ended June 30, 2013
FFO for the six months ended June 30, 2013 was $0.97 per share compared to $1.24 per share in the same period of 2012. The difference is due primarily to merger-related expenses and prepayment penalties incurred in the first six months of 2013 in connection with the company's acquisition of Archstone.

For the six months ended June 30, 2013, the company reported Normalized FFO of $1.35 per share compared to $1.29 per share in the same period of 2012.

For the six months ended June 30, 2013, the company reported earnings of $3.84 per share compared to $0.81 per share in the same period of 2012.

Same Store Results
On a same store second quarter to second quarter comparison, which includes 85,509 apartment units, revenues increased 4.9%, expenses increased 3.6% and NOI increased 5.6%.

On a same store six-month to six-month comparison, which includes 84,965 apartment units, revenues increased 5.0%, expenses increased 3.4% and NOI increased 5.8%.

Acquisitions/Dispositions
During the second quarter of 2013, the company acquired one property located in Redmond, Washington, consisting of 322 apartment units, for a purchase price of $91.5 million and a capitalization (cap) rate of 4.7%. The company also acquired one land parcel located in Seattle for future development for a purchase price of $16.5 million.

During the first six months of 2013, the company acquired 77 properties, consisting of 22,103 apartment units. With the exception of the acquisition discussed above, these properties were acquired as part of the company's $9 billion acquisition of 60% of the assets and liabilities of Archstone.

During the quarter, the company sold 19 apartment properties, consisting of 5,745 apartment units, for an aggregate sale price of $729.9 million at a weighted average cap rate of 6.1%. These sales, excluding one Archstone asset that was sold shortly after its acquisition, generated an unlevered internal rate of return (IRR), inclusive of management costs, of 10.5%.

The company sold properties in the following markets during the quarter:

Market	Properties	Units	Sale Price (millions)
Phoenix	7	2,032	$241.1
Seattle	2	653	126.8
Suburban New England	3	646	73.1
Atlanta	2	627	80.3
Washington, D.C.	2	620	94.6
Jacksonville	1	480	55.1
Orlando	1	456	37.4
Tacoma	1	231	21.5
	19	5,745	$729.9

Also during the quarter, the company sold one commercial property adjacent to our Harbor Steps property in downtown Seattle for $30.7 million and five land parcels for an aggregate sale price of $59.8 million, generating an economic gain of approximately $29.0 million.

During the first six months of 2013, the company sold 82 apartment properties, consisting of 24,197 apartment units, for an aggregate sale price of $3.7 billion at a weighted average cap rate of 6.0%. These sales, excluding two Archstone assets that were sold shortly after their acquisition, generated an unlevered IRR, inclusive of management costs, of 9.7%.

Please see page nine of this release for comparative portfolio summaries for the end of the fourth quarter 2012 and the end of the second quarter 2013.

Capital Markets Activities
The company also announced today certain actions designed to maintain its flexibility in the capital markets.

Earlier today, the company filed with the SEC a new universal shelf registration statement on Form S-3 for use in future registered equity and debt securities offerings.  This registration statement was filed to replace the company's current universal shelf registration statement, which expires later this year.

The company's Board has also authorized an increase to the amount of shares which may be offered under the company's At-The-Market (ATM) offering program from 6 million shares to 13 million shares. The company has also modified its existing share repurchase program to allow for the potential repurchase of up to 13 million company common shares. The program previously had repurchase capacity equating to approximately 8 million shares. These actions replenish the capacity in these programs to levels that the company believes are appropriate for its size. The company has not used its ATM program since the third quarter of 2012, has not used its share repurchase program for open market repurchases since 2008 and has no immediate plans to utilize either program.

Also, as previously disclosed, on April 10, 2013, the company closed a $500 million unsecured note offering maturing April 15, 2023 with a coupon of 3.0% and an all in effective rate of approximately 4.0% including the effect of fees and the termination of certain interest rate hedges.  Proceeds from the issuance were used to repay secured debt and amounts outstanding on the company's revolving credit facility, fund termination costs on interest rate swaps and for other corporate purposes.

Third Quarter 2013 Guidance
The company has established a Normalized FFO guidance range of $0.71 to $0.75 per share for the third quarter of 2013. The difference between the company's second quarter 2013 Normalized FFO of $0.71 per share and the midpoint of the third quarter guidance range of $0.73 per share is due primarily to a positive impact of approximately $0.02 per share from lower interest expense and general and administrative costs.

Full Year 2013 Guidance
The company has revised its guidance for its full year 2013 same store operating performance, transactions and Normalized FFO results as well as other items listed on page 27 of this release. The changes to the full year same store, transactions and Normalized FFO guidance are listed below:

	Previous	Revised
Same store:
Physical occupancy	95.3%	95.3%
Revenue change	4.0% to 5.0%	4.4% to 4.6%
Expense change	2.5% to 3.5%	3.0% to 3.5%
NOI change	4.5% to 6.0%	5.0% to 5.25%

Acquisitions:	$100 million	$100 million
Dispositions:	$4.0 billion	$4.1 billion
Cap Rate Spread:	100 basis points	110 basis points

Normalized FFO per share:	$2.80 to $2.90	$2.80 to $2.85

The difference between the midpoint of the previous Normalized FFO guidance range and the midpoint of the revised guidance range is due primarily to the company completing its approximately $4 billion disposition program earlier in the year than originally expected.

Third Quarter 2013 Earnings and Conference Call
Equity Residential expects to announce third quarter 2013 results on Wednesday, October 30, 2013 and host a conference call to discuss those results at 10:00 a.m. CT on Thursday, October 31, 2013.

Equity Residential is an S&P 500 company focused on the acquisition, development and management of high quality apartment properties in top U.S. growth markets. Equity Residential owns or has investments in 398 properties located in 12 states and the District of Columbia, consisting of 113,388 apartment units. For more information on Equity Residential, please visit our website at www.equityapartments.com.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements and information within the meaning of the federal securities laws. These statements are based on current expectations, estimates, projections and assumptions made by management. While Equity Residential's management believes the assumptions underlying its forward-looking statements are reasonable, such information is inherently subject to uncertainties and may involve certain risks, including, without limitation, changes in general market conditions, including the rate of job growth and cost of labor and construction material, the level of new multifamily construction and development, competition and local government regulation. Other risks and uncertainties are described under the heading “Risk Factors” in our Annual Report on Form 10-K and subsequent periodic reports filed with the Securities and Exchange Commission (SEC) and available on our website, www.equityapartments.com. Many of these uncertainties and risks are difficult to predict and beyond management's control. Forward-looking statements are not guarantees of future performance, results or events. Equity Residential assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

A live web cast of the company's conference call discussing these results will take place tomorrow, Wednesday, July 31, at 9:00 a.m. Central. Please visit the Investor section of the company's web site at www.equityapartments.com for the link. A replay of the web cast will be available for two weeks at this site.

Equity Residential
Consolidated Statements of Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012
REVENUES
Rental income	$1,151,918	$874,338	$632,405	$446,139
Fee and asset management	4,833	4,276	2,673	2,212
Total revenues	1,156,751	878,614	635,078	448,351

EXPENSES
Property and maintenance	220,417	173,819	117,819	85,423
Real estate taxes and insurance	145,400	104,268	78,547	53,422
Property management	44,520	44,276	22,031	20,937
Fee and asset management	3,223	2,487	1,577	1,180
Depreciation	528,328	289,273	327,985	145,438
General and administrative	32,582	27,079	16,086	13,391
Total expenses	974,470	641,202	564,045	319,791

Operating income	182,281	237,412	71,033	128,560

Interest and other income	504	427	249	258
Other expenses	(3,544)	(14,603)	(981)	(8,802)
Merger expenses	(19,559)	(1,834)	(467)	(685)
Interest:
Expense incurred, net	(317,417)	(232,254)	(122,950)	(114,627)
Amortization of deferred financing costs	(11,301)	(6,945)	(4,353)	(4,017)
(Loss) income before income and other taxes, (loss) from investments in unconsolidated entities, net gain on sales of land parcels and discontinued operations	(169,036)	(17,797)	(57,469)	687
Income and other tax (expense) benefit	(833)	(380)	(428)	(213)
(Loss) from investments in unconsolidated entities due to operations	(1,530)	—	(1,175)	—
(Loss) from investments in unconsolidated entities due to merger expenses	(53,010)	—	(6,999)	—
Net gain on sales of land parcels	14,616	—	14,616	—
(Loss) income from continuing operations	(209,793)	(18,177)	(51,455)	474
Discontinued operations, net	1,607,559	278,659	388,187	107,841
Net income	1,397,766	260,482	336,732	108,315
Net (income) loss attributable to Noncontrolling Interests:
Operating Partnership	(56,111)	(11,150)	(12,788)	(4,732)
Partially Owned Properties	790	(769)	815	(319)
Net income attributable to controlling interests	1,342,445	248,563	324,759	103,264
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
Net income available to Common Shares	$1,340,373	$241,630	$323,723	$99,797

Earnings per share – basic:
(Loss) from continuing operations available to Common Shares	$(0.58)	$(0.08)	$(0.14)	$(0.01)
Net income available to Common Shares	$3.84	$0.81	$0.90	$0.33
Weighted average Common Shares outstanding	348,654	299,499	359,653	300,193

Earnings per share – diluted:
(Loss) from continuing operations available to Common Shares	$(0.58)	$(0.08)	$(0.14)	$(0.01)
Net income available to Common Shares	$3.84	$0.81	$0.90	$0.33
Weighted average Common Shares outstanding	348,654	299,499	359,653	300,193

Distributions declared per Common Share outstanding	$0.80	$0.6750	$0.40	$0.3375

Equity Residential
Consolidated Statements of Funds From Operations and Normalized Funds From Operations
(Amounts in thousands except per share data)
(Unaudited)

	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012
Net income	$1,397,766	$260,482	$336,732	$108,315
Net loss (income) attributable to Noncontrolling Interests –
Partially Owned Properties	790	(769)	815	(319)
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
Net income available to Common Shares and Units	1,396,484	252,780	336,511	104,529

Adjustments:
Depreciation	528,328	289,273	327,985	145,438
Depreciation – Non-real estate additions	(2,473)	(2,781)	(1,257)	(1,427)
Depreciation – Partially Owned and Unconsolidated Properties	(2,508)	(1,597)	(1,493)	(797)
Discontinued operations:
Depreciation	22,160	58,833	2,465	27,560
Net (gain) on sales of discontinued operations	(1,588,874)	(204,053)	(389,952)	(71,097)
Net incremental gain on sales of condominium units	7	49	7	—
Gain on sale of Equity Corporate Housing (ECH)	601	350	351	350
FFO available to Common Shares and Units (1) (3) (4)	353,725	392,854	274,617	204,556

Adjustments (see page 26 for additional detail):
Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	76,116	10,894	8,448	8,268
Debt extinguishment (gains) losses, including prepayment penalties, preferred share
redemptions and non-cash convertible debt discounts	78,820	1,377	(823)	1,418
(Gains) losses on sales of non-operating assets, net of income and other tax expense
(benefit)	(15,224)	(491)	(14,974)	(487)
Other miscellaneous non-comparable items	—	2,223	—	1,249
Normalized FFO available to Common Shares and Units (2) (3) (4)	$493,437	$406,857	$267,268	$215,004

FFO (1) (3)	$355,797	$399,787	$275,653	$208,023
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
FFO available to Common Shares and Units - basic and diluted (1) (3) (4)	$353,725	$392,854	$274,617	$204,556
FFO per share and Unit - basic	$0.98	$1.25	$0.74	$0.65
FFO per share and Unit - diluted	$0.97	$1.24	$0.73	$0.64

Normalized FFO (2) (3)	$495,509	$413,790	$268,304	$218,471
Preferred distributions	(2,072)	(6,933)	(1,036)	(3,467)
Normalized FFO available to Common Shares and Units - basic and diluted (2) (3) (4)	$493,437	$406,857	$267,268	$215,004
Normalized FFO per share and Unit - basic	$1.36	$1.30	$0.72	$0.68
Normalized FFO per share and Unit - diluted	$1.35	$1.29	$0.71	$0.68

Weighted average Common Shares and Units outstanding - basic	362,390	313,133	373,403	314,255
Weighted average Common Shares and Units outstanding - diluted	364,867	316,457	375,910	317,648

Note:
See page 26 for additional detail regarding the adjustments from FFO to Normalized FFO. See page 29 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

Equity Residential
Consolidated Balance Sheets
(Amounts in thousands except for share amounts)
(Unaudited)

	June 30, 2013	December 31, 2012
ASSETS
Investment in real estate
Land	$6,264,787	$4,554,912
Depreciable property	19,568,973	15,711,944
Projects under development	585,749	387,750
Land held for development	569,398	353,823
Investment in real estate	26,988,907	21,008,429
Accumulated depreciation	(4,547,327)	(4,912,221)
Investment in real estate, net	22,441,580	16,096,208
Cash and cash equivalents	152,564	612,590
Investments in unconsolidated entities	188,582	17,877
Deposits – restricted	197,267	250,442
Escrow deposits – mortgage	41,357	9,129
Deferred financing costs, net	71,013	44,382
Other assets	390,020	170,372
Total assets	$23,482,383	$17,201,000

LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable	$6,247,612	$3,898,369
Notes, net	5,475,954	4,630,875
Lines of credit	—	—
Accounts payable and accrued expenses	84,603	38,372
Accrued interest payable	86,083	76,223
Other liabilities	318,622	304,518
Security deposits	71,857	66,988
Distributions payable	150,846	260,176
Total liabilities	12,435,577	9,275,521

Commitments and contingencies

Redeemable Noncontrolling Interests – Operating Partnership	407,890	398,372
Equity:
Shareholders’ equity:
Preferred Shares of beneficial interest, $0.01 par value; 100,000,000 shares authorized; 1,000,000 shares issued and outstanding as of June 30, 2013 and December 31, 2012	50,000	50,000
Common Shares of beneficial interest, $0.01 par value; 1,000,000,000 shares authorized; 360,312,049 shares issued and outstanding as of June 30, 2013 and 325,054,654 shares issued and outstanding as of December 31, 2012	3,603	3,251
Paid in capital	8,496,027	6,542,355
Retained earnings	1,939,598	887,355
Accumulated other comprehensive (loss)	(166,844)	(193,148)
Total shareholders’ equity	10,322,384	7,289,813
Noncontrolling Interests:
Operating Partnership	209,039	159,606
Partially Owned Properties	107,493	77,688
Total Noncontrolling Interests	316,532	237,294
Total equity	10,638,916	7,527,107
Total liabilities and equity	$23,482,383	$17,201,000

Equity Residential

	Portfolio Summary as of December 31, 2012				Portfolio Summary as of June 30, 2013
			% of	Average			% of	Average
		Apartment	Stabilized	Rental		Apartment	Stabilized	Rental
Markets/Metro Areas	Properties	Units	NOI (1)	Rate (2)	Properties	Units	NOI (1)	Rate (2)

Core:
Washington DC	43	14,425	15.9%	$1,992	56	18,275	19.4%	$2,260
New York	30	8,047	13.9%	3,433	38	10,330	16.9%	3,687
San Francisco	40	9,094	8.6%	1,902	50	12,765	11.7%	2,115
Los Angeles	48	9,815	9.9%	1,879	57	11,960	11.2%	2,053
Boston	26	5,832	8.2%	2,560	34	7,816	10.2%	2,774
South Florida	36	12,253	9.0%	1,463	33	10,833	7.0%	1,525
Seattle	38	7,563	6.4%	1,627	40	7,896	5.9%	1,705
San Diego	14	4,963	5.0%	1,851	15	4,915	4.4%	1,892
Denver	24	8,144	5.5%	1,226	19	6,935	4.2%	1,292
Orange County, CA	11	3,490	3.3%	1,660	11	3,490	2.8%	1,689
Subtotal – Core	310	83,626	85.7%	1,941	353	95,215	93.7%	2,172

Non-Core:
Inland Empire, CA	10	3,081	2.4%	1,491	10	3,081	2.1%	1,515
Orlando	21	6,413	3.5%	1,086	10	3,383	1.7%	1,132
New England (excluding Boston)	14	2,611	1.3%	1,174	11	1,965	0.8%	1,226
Phoenix	25	7,400	3.4%	946	6	2,040	0.7%	900
Atlanta	12	3,616	2.0%	1,157	4	1,343	0.6%	1,268
Tacoma, WA	3	1,467	0.6%	951	2	1,236	0.4%	1,030
Jacksonville	6	2,117	1.1%	1,005	—	—	—	—
Subtotal – Non-Core	91	26,705	14.3%	1,099	43	13,048	6.3%	1,206
Total	401	110,331	100.0%	1,737	396	108,263	100.0%	2,055

Military Housing	2	5,039	—	—	2	5,125	—	—

Grand Total	403	115,370	100.0%	$1,737	398	113,388	100.0%	$2,055

Note: Projects under development are not included in the Portfolio Summary until construction has been completed.

(1) % of Stabilized NOI includes budgeted 2013 NOI for stabilized properties, budgeted year one (March 2013 to February 2014) NOI for the Archstone properties and projected annual NOI at stabilization (defined as having achieved 90% occupancy for three consecutive months) for properties that are in lease-up.

(2) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the last month of the period presented.

2nd Quarter 2013 Earnings Release	9

Equity Residential

Portfolio as of June 30, 2013

		Properties	Apartment Units
Wholly Owned Properties		373	103,322
Master-Leased Properties - Consolidated		3	853
Partially Owned Properties - Consolidated		19	3,752
Partially Owned Properties - Unconsolidated		1	336
Military Housing		2	5,125

		398	113,388

Portfolio Rollforward Q2 2013
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

3/31/2013	416	118,778
Acquisitions:
Consolidated:
Rental Properties	1	322	$91,500	4.7%
Land Parcel (one)	—	—	$16,500
Dispositions:
Consolidated:
Rental Properties	(19)	(5,745)	$(729,895)	6.1%
Land Parcels (five)	—	—	$(59,750)
Other (1)	—	—	$(30,734)
Configuration Changes	—	33

6/30/2013	398	113,388

Portfolio Rollforward 2013
($ in thousands)

	Properties	Apartment Units	Purchase/ (Sale) Price	Cap Rate

12/31/2012	403	115,370
Acquisitions:
Consolidated:
Rental Properties (2)	73	20,914	$8,524,427	4.9%
Master-Leased Properties (2)	3	853	$250,752	5.6%
Uncompleted Developments (two)	—	—	$36,583
Land Parcels (fourteen) (2)	—	—	$255,918
Unconsolidated (3):
Rental Properties	1	336	$5,113	5.8%
Uncompleted Developments (two) (2)	—	—	$14,854
Land Parcel (one)	—	—	$4,097
Dispositions:
Consolidated:
Rental Properties	(82)	(24,197)	$(3,705,082)	6.0%
Land Parcels (five)	—	—	$(59,750)
Other (1)	—	—	$(30,734)
Configuration Changes	—	112

6/30/2013	398	113,388

(1)			Represents a 97,000 square foot commercial building adjacent to our Harbor Steps apartment property in downtown Seattle that was acquired in 2011.

(2)			Amounts have been adjusted to reflect Q2 2013 changes to the purchase price allocation for certain assets which were acquired in the Archstone transaction.

(3)			EQR owns various equity interests in these unconsolidated rental properties, uncompleted developments and land parcels. Purchase price listed is EQR's net investment price.

2nd Quarter 2013 Earnings Release	10

Equity Residential

Second Quarter 2013 vs. Second Quarter 2012
Same Store Results/Statistics for 85,509 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q2 2013	$461,195	$158,469	$302,726	$1,884	95.5%	14.9%
Q2 2012	$439,744	$153,009	$286,735	$1,803	95.2%	15.1%

Change	$21,451	$5,460	$15,991	$81	0.3%	(0.2%)

Change	4.9%	3.6%	5.6%	4.5%
______________________________________________________________________________________________________

Second Quarter 2013 vs. First Quarter 2013
Same Store Results/Statistics for 87,238 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

Q2 2013	$477,378	$164,076	$313,302	$1,912	95.5%	14.9%
Q1 2013	$467,083	$166,462	$300,621	$1,881	95.0%	12.3%

Change	$10,295	$(2,386)	$12,681	$31	0.5%	2.6%

Change	2.2%	(1.4%)	4.2%	1.6%
______________________________________________________________________________________________________

June YTD 2013 vs. June YTD 2012
Same Store Results/Statistics for 84,965 Same Store Apartment Units
$ in thousands (except for Average Rental Rate)

	Results			Statistics
				Average Rental Rate (2)

Description	Revenues	Expenses	NOI (1)		Occupancy	Turnover

YTD 2013	$906,902	$317,324	$589,578	$1,869	95.3%	27.2%
YTD 2012	$864,071	$306,986	$557,085	$1,787	95.0%	27.2%

Change	$42,831	$10,338	$32,493	$82	0.3%	0.0%

Change	5.0%	3.4%	5.8%	4.6%

(1)
The Company's primary financial measure for evaluating each of its apartment communities is net operating income ("NOI"). NOI represents rental income less property and maintenance expense, real estate tax and insurance expense and property management expense. The Company believes that NOI is helpful to investors as a supplemental measure of its operating performance because it is a direct measure of the actual operating results of the Company's apartment communities. See page 29 for reconciliations from operating income.

(2)	Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

2nd Quarter 2013 Earnings Release	11

Equity Residential
Second Quarter 2013 vs. Second Quarter 2012
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year's Quarter
		Q2 2013 % of Actual NOI	Q2 2013 Average Rental Rate (1)	Q2 2013 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	10,564	14.7%	$2,107	95.2%	2.3%	0.8%	3.0%	2.7%	(0.4%)
New York	7,176	14.2%	3,461	96.1%	4.7%	6.2%	3.7%	4.9%	(0.2%)
Los Angeles	8,996	10.9%	1,918	95.6%	4.8%	5.0%	4.7%	3.8%	0.9%
Boston (2)	5,832	9.9%	2,636	95.3%	4.7%	3.4%	5.4%	4.8%	(0.1%)
South Florida	10,637	9.5%	1,519	95.5%	4.8%	2.4%	6.2%	4.1%	0.5%
San Francisco	7,943	9.5%	1,913	95.4%	9.1%	1.6%	13.3%	8.8%	0.2%
Seattle	7,029	7.5%	1,695	95.5%	5.6%	4.5%	6.2%	5.3%	0.3%
Denver	6,767	5.6%	1,278	95.9%	7.7%	10.1%	6.6%	7.1%	0.6%
San Diego	4,627	5.5%	1,847	95.8%	4.0%	3.4%	4.2%	2.8%	1.0%
Orange County, CA	3,490	3.9%	1,689	95.6%	3.7%	0.8%	5.0%	3.5%	0.2%
Subtotal – Core	73,061	91.2%	2,000	95.6%	4.9%	3.8%	5.6%	4.7%	0.3%

Non-Core:
Inland Empire, CA	3,081	3.0%	1,508	95.4%	4.3%	4.0%	4.4%	3.6%	0.7%
Orlando	3,383	2.3%	1,123	95.6%	4.7%	0.6%	7.3%	4.1%	0.6%
New England (excluding Boston)	1,965	1.2%	1,221	95.1%	2.1%	4.8%	(0.3%)	2.9%	(0.7%)
Phoenix	1,776	0.9%	894	95.0%	1.4%	(0.8%)	2.8%	1.0%	0.5%
Atlanta	1,007	0.7%	1,244	95.5%	3.1%	(1.4%)	6.5%	3.8%	(0.7%)
Tacoma, WA	1,236	0.7%	1,021	94.5%	11.5%	(1.6%)	23.7%	3.7%	6.6%
Subtotal – Non-Core	12,448	8.8%	1,201	95.3%	4.2%	1.8%	5.8%	3.3%	0.9%

Total	85,509	100.0%	$1,884	95.5%	4.9%	3.6%	5.6%	4.5%	0.3%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) Quarter over quarter same store revenues in Boston were negatively impacted by non-residential related income. Residential-only revenues increased in Boston 5.4% quarter over quarter.

2nd Quarter 2013 Earnings Release	12

Equity Residential
Second Quarter 2013 vs. First Quarter 2013
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Quarter
		Q2 2013 % of Actual NOI	Q2 2013 Average Rental Rate (1)	Q2 2013 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
New York	7,687	15.3%	$3,568	96.1%	1.5%	(4.6%)	5.8%	0.6%	0.8%
Washington DC	11,077	15.2%	2,154	95.2%	2.1%	(2.1%)	4.0%	1.3%	0.7%
Los Angeles	9,095	10.7%	1,922	95.5%	1.2%	(1.5%)	2.6%	1.4%	(0.2%)
San Francisco	8,381	9.7%	1,938	95.3%	3.6%	(2.9%)	7.3%	2.7%	0.8%
Boston (2)	5,832	9.5%	2,636	95.3%	4.1%	(5.6%)	9.3%	2.9%	1.0%
South Florida	10,637	9.2%	1,519	95.5%	1.8%	1.3%	2.1%	1.3%	0.3%
Seattle	7,029	7.2%	1,695	95.5%	2.2%	0.7%	2.9%	1.6%	0.6%
Denver	6,935	5.6%	1,281	95.8%	2.2%	12.6%	(1.9%)	2.1%	0.1%
San Diego	4,627	5.3%	1,847	95.8%	3.3%	3.7%	3.2%	1.2%	2.1%
Orange County, CA	3,490	3.8%	1,689	95.6%	1.7%	(4.2%)	4.4%	1.5%	0.2%
Subtotal – Core	74,790	91.5%	2,030	95.5%	2.3%	(1.5%)	4.3%	1.7%	0.6%

Non-Core:
Inland Empire, CA	3,081	2.9%	1,508	95.4%	2.5%	4.9%	1.4%	1.5%	0.8%
Orlando	3,383	2.2%	1,123	95.6%	1.0%	(0.7%)	2.1%	1.6%	(0.6%)
New England (excluding Boston)	1,965	1.1%	1,221	95.1%	1.4%	(7.8%)	11.7%	1.1%	0.3%
Phoenix	1,776	0.9%	894	95.0%	0.1%	1.1%	(0.5%)	0.1%	(0.1%)
Atlanta	1,007	0.7%	1,244	95.5%	2.7%	3.7%	1.9%	2.6%	0.0%
Tacoma, WA	1,236	0.7%	1,021	94.5%	2.1%	(8.1%)	11.3%	2.2%	(0.1%)
Subtotal – Non-Core	12,448	8.5%	1,201	95.3%	1.7%	(1.0%)	3.4%	1.5%	0.1%

Total	87,238	100.0%	$1,912	95.5%	2.2%	(1.4%)	4.2%	1.6%	0.5%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) Sequential same store revenues in Boston were positively impacted by non-residential related income. Residential-only revenues increased in Boston 2.7% sequentially.

2nd Quarter 2013 Earnings Release	13

Equity Residential
June YTD 2013 vs. June YTD 2012
Same Store Results/Statistics by Market

					Increase (Decrease) from Prior Year
		June YTD 13 % of Actual NOI	June YTD 13 Average Rental Rate (1)	June YTD 13 Weighted Average Occupancy %
								Average Rental Rate (1)
	Apartment Units
Markets/Metro Areas					Revenues	Expenses	NOI		Occupancy

Core:
Washington DC	10,564	14.8%	$2,095	94.9%	3.0%	0.4%	4.1%	3.2%	(0.2%)
New York	7,176	14.2%	3,455	95.7%	5.1%	6.0%	4.5%	5.3%	(0.1%)
Los Angeles	8,894	10.9%	1,900	95.6%	4.7%	4.3%	4.8%	3.9%	0.7%
South Florida	10,637	9.7%	1,509	95.3%	4.7%	1.9%	6.4%	4.3%	0.3%
Boston (2)	5,832	9.7%	2,599	94.8%	4.0%	5.8%	3.1%	4.2%	(0.1%)
San Francisco	7,820	9.3%	1,892	95.0%	9.2%	2.0%	13.4%	8.6%	0.4%
Seattle	6,710	7.2%	1,677	95.2%	5.6%	3.6%	6.7%	5.6%	0.1%
Denver	6,767	5.9%	1,265	95.8%	8.1%	5.1%	9.5%	7.6%	0.4%
San Diego	4,627	5.6%	1,837	94.8%	3.6%	2.7%	4.0%	2.9%	0.6%
Orange County, CA	3,490	3.9%	1,676	95.5%	4.1%	3.7%	4.3%	3.8%	0.2%
Subtotal – Core	72,517	91.2%	1,985	95.3%	5.0%	3.6%	5.8%	4.7%	0.2%

Non-Core:
Inland Empire, CA	3,081	3.0%	1,497	95.0%	3.6%	1.1%	4.8%	3.0%	0.6%
Orlando	3,383	2.3%	1,114	95.9%	5.3%	0.2%	8.5%	4.5%	0.7%
New England (excluding Boston)	1,965	1.1%	1,215	95.0%	2.9%	6.7%	(0.7%)	3.1%	(0.1%)
Phoenix	1,776	1.0%	893	95.0%	2.0%	(1.9%)	4.5%	1.5%	0.5%
Atlanta	1,007	0.7%	1,228	95.5%	4.5%	(1.7%)	9.2%	5.1%	(0.6%)
Tacoma, WA	1,236	0.7%	1,010	94.6%	7.0%	(0.3%)	13.8%	1.9%	4.6%
Subtotal – Non-Core	12,448	8.8%	1,192	95.2%	4.1%	1.3%	5.9%	3.2%	0.8%

Total	84,965	100.0%	$1,869	95.3%	5.0%	3.4%	5.8%	4.6%	0.3%

(1) Average rental rate is defined as total rental revenues divided by the weighted average occupied apartment units for the period.

(2) June year over year same store revenues in Boston were negatively impacted by non-residential related income. Residential-only revenues increased in Boston 5.7% June year over year.

2nd Quarter 2013 Earnings Release	14

Equity Residential

Second Quarter 2013 vs. Second Quarter 2012
Same Store Operating Expenses for 85,509 Same Store Apartment Units
$ in thousands
					% of Actual Q2 2013 Operating Expenses

	Actual Q2 2013	Actual Q2 2012	$ Change	% Change

Real estate taxes	$51,875	$48,219	$3,656	7.6%	32.7%
On-site payroll (1)	34,134	33,537	597	1.8%	21.5%
Utilities (2)	23,199	22,182	1,017	4.6%	14.6%
Repairs and maintenance (3)	22,002	21,173	829	3.9%	13.9%
Property management costs (4)	15,681	16,490	(809)	(4.9%)	9.9%
Insurance	4,820	4,811	9	0.2%	3.1%
Leasing and advertising	2,614	2,426	188	7.7%	1.7%
Other on-site operating expenses (5)	4,144	4,171	(27)	(0.6%)	2.6%

Same store operating expenses	$158,469	$153,009	$5,460	3.6%	100.0%

June YTD 2013 vs. June YTD 2012
Same Store Operating Expenses for 84,965 Same Store Apartment Units
$ in thousands
					% of Actual YTD 2013 Operating Expenses

	Actual YTD 2013	Actual YTD 2012	$ Change	% Change

Real estate taxes	$102,540	$95,786	$6,754	7.1%	32.3%
On-site payroll (1)	68,110	67,705	405	0.6%	21.5%
Utilities (2)	48,523	46,354	2,169	4.7%	15.3%
Repairs and maintenance (3)	42,778	40,663	2,115	5.2%	13.5%
Property management costs (4)	30,835	32,403	(1,568)	(4.8%)	9.7%
Insurance	10,167	9,559	608	6.4%	3.2%
Leasing and advertising	4,997	4,697	300	6.4%	1.6%
Other on-site operating expenses (5)	9,374	9,819	(445)	(4.5%)	2.9%

Same store operating expenses	$317,324	$306,986	$10,338	3.4%	100.0%

(1)	On-site payroll - Includes payroll and related expenses for on-site personnel including property managers, leasing consultants and maintenance staff.

(2)	Utilities - Represents gross expenses prior to any recoveries under the Resident Utility Billing System ("RUBS"). Recoveries are reflected in rental income.

(3)
Repairs and maintenance - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(4)
Property management costs - Includes payroll and related expenses for departments, or portions of departments, that directly support on-site management. These include such departments as regional and corporate property management, property accounting, human resources, training, marketing and revenue management, procurement, real estate tax, property legal services and information technology.

(5)	Other on-site operating expenses - Includes ground lease costs and administrative costs such as office supplies, telephone and data charges and association and business licensing fees.

2nd Quarter 2013 Earnings Release	15

Equity Residential

Debt Summary as of June 30, 2013
(Amounts in thousands)
				Weighted Average Maturities (years)
			Weighted Average Rates (1)

	Amounts (1)	% of Total

Secured	$6,247,612	53.3%	4.37%	7.0
Unsecured	5,475,954	46.7%	4.94%	5.0

Total	$11,723,566	100.0%	4.65%	6.1

Fixed Rate Debt:
Secured – Conventional	$5,565,166	47.5%	4.79%	5.5
Unsecured – Public/Private	4,725,954	40.3%	5.64%	5.6

Fixed Rate Debt	10,291,120	87.8%	5.19%	5.5

Floating Rate Debt:
Secured – Conventional	57,261	0.5%	2.34%	1.3
Secured – Tax Exempt	625,185	5.3%	0.60%	19.6
Unsecured – Public/Private	750,000	6.4%	1.81%	1.5
Unsecured – Revolving Credit Facility	—	—	1.27%	4.8

Floating Rate Debt	1,432,446	12.2%	1.30%	9.6

Total	$11,723,566	100.0%	4.65%	6.1

(1) Net of the effect of any derivative instruments. Weighted average rates are for the six months ended June 30, 2013.

Note: The Company capitalized interest of approximately $20.0 million and $10.1 million during the six months ended June 30, 2013 and 2012, respectively. The Company capitalized interest of approximately $11.6 million and $5.1 million during the quarters ended June 30, 2013 and 2012, respectively.

______________________________________________________________________________________________________

Debt Maturity Schedule as of June 30, 2013
(Amounts in thousands)
							Weighted Average Rates on Fixed Rate Debt (1)	Weighted Average Rates on Total Debt (1)

	Fixed Rate (1)		Floating Rate (1)
Year					Total	% of Total

2013	$5,614		$259		$5,873	0.1%	5.47%	5.38%
2014	1,517,354		49,017		1,566,371	13.4%	5.67%	5.57%
2015	419,785		750,000	(2)	1,169,785	10.0%	6.29%	3.14%
2016	1,192,559		—		1,192,559	10.2%	5.34%	5.34%
2017	2,171,013	(3)	456		2,171,469	18.5%	6.20%	6.20%
2018	83,599		724		84,323	0.7%	5.63%	5.63%
2019	805,844		20,766		826,610	7.1%	5.48%	5.35%
2020	1,677,783		809		1,678,592	14.3%	5.49%	5.49%
2021	1,194,390		856		1,195,246	10.2%	4.64%	4.64%
2022	228,045		905		228,950	1.9%	3.17%	3.18%
2023+	806,868		675,944		1,482,812	12.6%	4.23%	2.51%
Premium/(Discount)	188,266		(67,290)		120,976	1.0%	N/A	N/A

Total	$10,291,120		$1,432,446		$11,723,566	100.0%	5.43%	4.86%

(1)	Net of the effect of any derivative instruments. Weighted average rates are as of June 30, 2013.

(2)	Includes the Company's senior unsecured $750.0 million delayed draw term loan facility that matures on January 11, 2015 and is subject to a one-year extension option exercisable by the Company.

(3)
Includes $1.27 billion in Archstone mortgage notes payable of which all or a portion of can be modified and extended to mature in 2023 under certain circumstances. The Company and the lender are in the process of modifying and extending this debt.

2nd Quarter 2013 Earnings Release	16

Equity Residential
Unsecured Debt Summary as of June 30, 2013
(Amounts in thousands)

					Unamortized Premium/(Discount)
	Coupon Rate	Due Date		Face Amount		Net Balance

Fixed Rate Notes:
	5.250%	09/15/14		$500,000	$(74)	$499,926
	6.584%	04/13/15		300,000	(193)	299,807
	5.125%	03/15/16		500,000	(144)	499,856
	5.375%	08/01/16		400,000	(572)	399,428
	5.750%	06/15/17		650,000	(2,034)	647,966
	7.125%	10/15/17		150,000	(278)	149,722
	4.750%	07/15/20		600,000	(3,205)	596,795
	4.625%	12/15/21		1,000,000	(3,207)	996,793
	3.000%	04/15/23		500,000	(4,339)	495,661
	7.570%	08/15/26		140,000	—	140,000

				4,740,000	(14,046)	4,725,954
Floating Rate Notes:
Delayed Draw Term Loan Facility	LIBOR+1.20%	01/11/15	(1)(2)	750,000	—	750,000

				750,000	—	750,000

Revolving Credit Facility:	LIBOR+1.05%	04/01/18	(1)(3)	—	—	—

Total Unsecured Debt				$5,490,000	$(14,046)	$5,475,954

(1)	Facilities are private. All other unsecured debt is public.

(2)
On January 11, 2013, the Company entered into a senior unsecured $750.0 million delayed draw term loan facility which was fully drawn on February 27, 2013 in connection with the Archstone acquisition. The maturity date of January 11, 2015 is subject to a one-year extension option exercisable by the Company. The interest rate on advances under the term loan facility will generally be LIBOR plus a spread (currently 1.20%), which is dependent on the credit rating of the Company's long-term debt.

(3)
On January 11, 2013, the Company replaced its existing $1.75 billion facility with a $2.5 billion unsecured revolving credit facility maturing April 1, 2018. The interest rate on advances under the new credit facility will generally be LIBOR plus a spread (currently 1.05%) and an annual facility fee (currently 15 basis points). Both the spread and the facility fee are dependent on the credit rating of the Company's long-term debt. As of June 30, 2013, there was approximately $2.47 billion available on the Company's unsecured revolving credit facility.

2nd Quarter 2013 Earnings Release	17

Equity Residential

Selected Unsecured Public Debt Covenants
	June 30, 2013	March 31, 2013

Total Debt to Adjusted Total Assets (not to exceed 60%)	42.9%	44.2%

Secured Debt to Adjusted Total Assets (not to exceed 40%)	22.9%	23.2%

Consolidated Income Available for Debt Service to
Maximum Annual Service Charges
(must be at least 1.5 to 1)	2.68	2.70

Total Unsecured Assets to Unsecured Debt	315.4%	297.7%
(must be at least 150%)

These selected covenants relate to ERP Operating Limited Partnership's ("ERPOP") outstanding unsecured public debt. Equity Residential is the general partner of ERPOP.

2nd Quarter 2013 Earnings Release	18

Equity Residential

Capital Structure as of June 30, 2013
(Amounts in thousands except for share/unit and per share amounts)

Secured Debt			$6,247,612	53.3%
Unsecured Debt			5,475,954	46.7%

Total Debt			11,723,566	100.0%	35.0%

Common Shares (includes Restricted Shares)	360,312,049	96.2%
Units (includes OP Units and LTIP Units)	14,214,427	3.8%

Total Shares and Units	374,526,476	100.0%
Common Share Price at June 30, 2013	$58.06
			21,745,007	99.8%
Perpetual Preferred Equity (see below)			50,000	0.2%

Total Equity			21,795,007	100.0%	65.0%

Total Market Capitalization			$33,518,573		100.0%

__________________________________________________________________________________________________________________________________________

Perpetual Preferred Equity as of June 30, 2013
(Amounts in thousands except for share and per share amounts)
				Annual Dividend Per Share	Annual Dividend Amount
	Redemption Date	Outstanding Shares	Liquidation Value
Series
Preferred Shares:
8.29% Series K	12/10/26	1,000,000	$50,000	$4.145	$4,145

Total Perpetual Preferred Equity		1,000,000	$50,000		$4,145

2nd Quarter 2013 Earnings Release	19

Equity Residential
Common Share and Unit
Weighted Average Amounts Outstanding

	YTD Q213	YTD Q212	Q213	Q212

Weighted Average Amounts Outstanding for Net Income Purposes:
Common Shares - basic	348,653,658	299,499,337	359,652,775	300,193,311
Shares issuable from assumed conversion/vesting of (1):
- OP Units	—	—	—	—
- long-term compensation shares/units	—	—	—	—

Total Common Shares and Units - diluted (1)	348,653,658	299,499,337	359,652,775	300,193,311

Weighted Average Amounts Outstanding for FFO and Normalized FFO Purposes:
Common Shares - basic	348,653,658	299,499,337	359,652,775	300,193,311
OP Units - basic	13,736,305	13,633,531	13,750,043	14,061,763

Total Common Shares and OP Units - basic	362,389,963	313,132,868	373,402,818	314,255,074
Shares issuable from assumed conversion/vesting of:
- long-term compensation shares/units	2,477,194	3,324,096	2,507,261	3,392,527

Total Common Shares and Units - diluted	364,867,157	316,456,964	375,910,079	317,647,601

Period Ending Amounts Outstanding:
Common Shares (includes Restricted Shares)	360,312,049	300,961,645
Units (includes OP Units and LTIP Units)	14,214,427	14,508,752

Total Shares and Units	374,526,476	315,470,397

(1)
Potential common shares issuable from the assumed conversion of OP Units and the exercise/vesting of long-term compensation shares/units are automatically anti-dilutive and therefore excluded from the diluted earnings per share calculation as the Company had a loss from continuing operations during the six months and quarters ended June 30, 2013 and 2012.

2nd Quarter 2013 Earnings Release	20

Equity Residential
Partially Owned Entities as of June 30, 2013
(Amounts in thousands except for project and apartment unit amounts)

	Consolidated			Unconsolidated
	Development Projects			Development Projects
	Held for and/or Under Development (4)			Held for and/or Under Development (5)	Operating

		Operating	Total			Total

Total projects (1)	—	19	19	—	1	1

Total apartment units (1)	—	3,752	3,752	—	336	336

Operating information for the six months ended 6/30/13 (at 100%):
Operating revenue	$—	$38,352	$38,352	$1,203	$1,610	$2,813
Operating expenses	179	12,293	12,472	1,091	671	1,762

Net operating (loss) income	(179)	26,059	25,880	112	939	1,051
Depreciation	—	17,056	17,056	—	2,158	2,158
General and administrative/other	503	31	534	11	—	11

Operating (loss) income	(682)	8,972	8,290	101	(1,219)	(1,118)
Interest and other income	1	3	4	—	2	2
Other expenses	(181)	(3)	(184)	—	—	—
Interest:
Expense incurred, net	—	(6,712)	(6,712)	(208)	(373)	(581)
Amortization of deferred financing costs	—	(131)	(131)	—	—	—

(Loss) income before income and other taxes, (loss) from
investments in unconsolidated entities, net (loss)
gain on sales of land parcels and discontinued
operations	(862)	2,129	1,267	(107)	(1,590)	(1,697)
Income and other tax (expense) benefit	(11)	(56)	(67)	—	—	—
(Loss) from investments in unconsolidated entities	—	(342)	(342)	—	—	—
Net (loss) on sales of land parcels	(17)	—	(17)	—	—	—
Net gain on sales of discontinued operations	—	26,686	26,686	—	—	—

Net (loss) income	$(890)	$28,417	$27,527	$(107)	$(1,590)	$(1,697)

Debt - Secured (2):
EQR Ownership (3)	$—	$280,625	$280,625	$47,234	$6,110	$53,344
Noncontrolling Ownership	—	78,007	78,007	98,533	24,440	122,973

Total (at 100%)	$—	$358,632	$358,632	$145,767	$30,550	$176,317

(1)	Project and apartment unit counts exclude all uncompleted development projects until those projects are substantially completed.

(2)	All debt is non-recourse to the Company with the exception of 50% of the current $2.7 million outstanding debt balance on one unconsolidated development project.

(3)	Represents the Company's current equity ownership interest.

(4)	See Projects Under Development - Partially Owned on page 22 for further information.

(5)	See Projects Under Development - Unconsolidated on page 23 for further information.

Note:
The above table excludes the Company's interests in unconsolidated joint ventures entered into with AvalonBay ("AVB") in connection with the Archstone transaction. These ventures own certain non-core Archstone assets that are held for sale and succeeded to certain residual Archstone liabilities, such as liability for various employment-related matters as well as responsibility for tax protection arrangements and third-party preferred interests in former Archstone subsidiaries. The preferred interests have an aggregate liquidation value of $88.3 million at June 30, 2013. The ventures are owned 60% by the Company and 40% by AVB.

2nd Quarter 2013 Earnings Release	21

Equity Residential
Consolidated Development and Lease-Up Projects as of June 30, 2013
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Wholly Owned:
Breakwater at Marina Del Rey (2) (3) (4)	Marina Del Rey, CA	224	$90,449	$81,819	$2,273	$27,000	89%	54%	50%	Q3 2013	Q1 2014
Jia (formerly Chinatown Gateway)	Los Angeles, CA	280	92,920	66,796	66,796	—	69%	—	—	Q3 2013	Q2 2015
Oasis at Delray (formerly Delray Beach II) (5)	Delray Beach, FL	128	23,739	14,861	14,861	—	70%	—	—	Q1 2014	Q2 2014
Westgate II	Pasadena, CA	252	125,293	78,579	78,579	—	51%	—	—	Q1 2014	Q1 2015
1111 Belle Pre (formerly The Madison)	Alexandria, VA	360	115,072	81,388	81,388	—	75%	—	—	Q1 2014	Q2 2015
Urbana (formerly Market Street Landing)	Seattle, WA	287	90,024	56,896	56,896	—	60%	—	—	Q1 2014	Q3 2015
Reserve at Town Center III	Mill Creek, WA	95	21,330	10,005	10,005	—	41%	—	—	Q2 2014	Q4 2014
Westgate III	Pasadena, CA	88	54,037	26,322	26,322	—	19%	—	—	Q2 2014	Q1 2015
170 Amsterdam (2)	New York, NY	237	110,892	23,145	23,145	—	10%	—	—	Q1 2015	Q1 2016
Projects Under Development - Wholly Owned		1,951	723,756	439,811	360,265	27,000

Projects Under Development - Partially Owned:
Park Aire (formerly Enclave at Wellington) (5)	Wellington, FL	268	50,000	36,457	36,457	—	74%	—	—	Q1 2014	Q1 2015
400 Park Avenue South (6)	New York, NY	269	251,961	116,630	116,630	—	23%	—	—	Q2 2015	Q1 2016
Projects Under Development - Partially Owned		537	301,961	153,087	153,087	—

Projects Under Development		2,488	1,025,717	592,898	513,352	27,000

Completed Not Stabilized - Wholly Owned (7):
2201 Pershing Drive	Arlington, VA	188	63,242	58,414	—	—		92%	88%	Completed	Q3 2013
Gaithersburg Station (4) (8)	Gaithersburg, MD	389	93,000	91,828	—	84,700		68%	60%	Completed	Q1 2014
Projects Completed Not Stabilized - Wholly Owned		577	156,242	150,242	—	84,700

Projects Completed Not Stabilized		577	156,242	150,242	—	84,700

Total Consolidated Projects		3,065	$1,181,959	$743,140	$513,352	$111,700

Land Held for Development		N/A	N/A	$569,398	$569,398	$—

							Total Capital Cost (1)	Q2 2013 NOI
NOI CONTRIBUTION FROM CONSOLIDATED DEVELOPMENT PROJECTS
Projects Under Development							$1,025,717	$6
Completed Not Stabilized							156,242	1,439
Completed and Stabilized During the Quarter							—	—
Total Consolidated Development NOI Contribution							$1,181,959	$1,445

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)			The land under this development is subject to a long term ground lease.

(3)
The Company acquired this property, part of which is currently being renovated, in connection with the Archstone transaction. The non-recourse loan on this property has a current outstanding balance of $27.0 million, bears interest at LIBOR plus 1.75% and matures September 1, 2014.

(4)			Amounts have been adjusted to reflect Q2 2013 changes to the purchase price allocation for these projects which were acquired in the Archstone transaction.

(5)
The Company acquired this development project in connection with the Archstone transaction and is continuing development activities. The Company owns 100% of Oasis at Delray and has a 95.0% ownership interest in Park Aire.

(6)
The Company is jointly developing with Toll Brothers (NYSE: TOL) a vacant land parcel at 400 Park Avenue South in New York City with the Company's rental portion on floors 2-22 and Toll's for sale portion on floors 23-40. The total capital cost and total book value to date represent only the Company's portion of the project. Toll Brothers has funded $72.4 million for their allocated share of the project.

(7)			Properties included here are substantially complete. However, they may still require additional exterior and interior work for all apartment units to be available for leasing.

(8)
The Company acquired this completed development project prior to stabilization in connection with the Archstone transaction and is continuing lease-up activities. This project has a non-recourse loan with a current outstanding balance of $84.7 million, bears interest at 5.24% and matures April 1, 2053.

2nd Quarter 2013 Earnings Release	22

Equity Residential
Unconsolidated Development and Lease-Up Projects as of June 30, 2013
(Amounts in thousands except for project and apartment unit amounts)

Projects	Location	Percentage Ownership	No. of Apartment Units	Total Capital Cost (1)	Total Book Value to Date	Total Book Value Not Placed in Service	Total Debt	Percentage Completed	Percentage Leased	Percentage Occupied	Estimated Completion Date	Estimated Stabilization Date

Projects Under Development - Unconsolidated:
Nexus Sawgrass (formerly Sunrise Village) (2)	Sunrise, FL	20.0%	501	$78,212	$73,867	$73,867	$42,583	97%	44%	30%	Q3 2013	Q3 2014
San Norterra (3)	Phoenix, AZ	85.0%	388	56,250	50,220	50,220	28,430	91%	50%	40%	Q4 2013	Q2 2014
Domain (2)	San Jose, CA	20.0%	444	154,570	134,407	134,407	72,093	85%	7%	—	Q4 2013	Q4 2015
Parkside at Emeryville (4) (5)	Emeryville, CA	5.0%	180	75,000	29,013	29,013	2,661	23%	—	—	Q3 2014	Q4 2015
Projects Under Development - Unconsolidated			1,513	364,032	287,507	287,507	145,767

Projects Under Development			1,513	364,032	287,507	287,507	145,767

Total Unconsolidated Projects			1,513	$364,032	$287,507	$287,507	$145,767

Unconsolidated Land Held for Development			N/A	N/A	$17,415	$17,415	$—

(1)
Total capital cost represents estimated cost for projects under development and/or developed and all capitalized costs incurred to date plus any estimates of costs remaining to be funded for all projects, all in accordance with GAAP.

(2)
These development projects are owned 20% by the Company and 80% by an institutional partner in two separate unconsolidated joint ventures. Total project costs are approximately $232.8 million and construction will be predominantly funded with two separate long-term, non-recourse secured loans from the partner. The Company is responsible for constructing the projects and has given certain construction cost overrun guarantees but currently has no further funding obligations. Nexus Sawgrass has a maximum debt commitment of $48.7 million, the loan bears interest at 5.60% and matures January 1, 2021. Domain has a maximum debt commitment of $98.6 million, the loan bears interest at 5.75% and matures January 1, 2022.

(3)
The Company acquired this development project in connection with the Archstone transaction. Total project costs are approximately $56.3 million and construction is being partially funded with a non-recourse construction loan. San Norterra has a maximum debt commitment of $34.8 million, the loan bears interest at LIBOR plus 2.00% and matures January 6, 2015.

(4)
The Company acquired this development project in connection with the Archstone transaction. Total project costs are approximately $75.0 million and construction is being partially funded with a construction loan. Parkside at Emeryville has a maximum debt commitment of $39.5 million, the loan bears interest at LIBOR plus 2.25% and matures August 14, 2015. The Company has given a repayment guaranty on the construction loan of 50% of the outstanding balance, up to a maximum of $19.7 million, and has given certain construction cost overrun guarantees.

(5)				Amounts have been adjusted to reflect Q2 2013 changes to the purchase price allocation for this project which was acquired in the Archstone transaction.

2nd Quarter 2013 Earnings Release	23

Equity Residential
Repairs and Maintenance Expenses and Capital Expenditures to Real Estate
For the Six Months Ended June 30, 2013
(Amounts in thousands except for apartment unit and per apartment unit amounts)

		Repairs and Maintenance Expenses						Capital Expenditures to Real Estate							Total Expenditures
	Total Apartment Units (1)	Expense (2)	Avg. Per Apartment Unit	Payroll (3)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit	Replacements (4)	Avg. Per Apartment Unit	Building Improvements (5)	Avg. Per Apartment Unit	Total	Avg. Per Apartment Unit		Grand Total	Avg. Per Apartment Unit

Same Store Properties (6)	84,965	$42,778	$503	$33,781	$398	$76,559	$901	$23,154	$273	$22,522	$265	$45,676	$538	(9)	$122,235	$1,439

Non-Same Store Properties (7)	22,962	8,273	504	5,533	337	13,806	841	4,000	244	3,845	234	7,845	478		21,651	1,319

Other (8)	—	4,255		7,641		11,896		1,989		1,743		3,732			15,628

Total	107,927	$55,306		$46,955		$102,261		$29,143		$28,110		$57,253			$159,514

(1)
Total Apartment Units - Excludes 336 unconsolidated apartment units and 5,125 military housing apartment units for which repairs and maintenance expenses and capital expenditures to real estate are self-funded and do not consolidate into the Company's results.

(2)
Repairs and Maintenance Expenses - Includes general maintenance costs, apartment unit turnover costs including interior painting, routine landscaping, security, exterminating, fire protection, snow removal, elevator, roof and parking lot repairs and other miscellaneous building repair costs.

(3)		Maintenance Payroll - Includes payroll and related expenses for maintenance staff.

(4)
Replacements - Includes new expenditures inside the apartment units such as appliances, mechanical equipment, fixtures and flooring, including carpeting. Replacements for same store properties also include $9.5 million spent during the six months ended June 30, 2013 on apartment unit renovations/rehabs (primarily kitchens and baths) on 1,256 apartment units (equating to about $7,600 per apartment unit rehabbed) designed to reposition these assets for higher rental levels in their respective markets. In 2013, the Company expects to spend approximately $40.8 million rehabbing 5,000 apartment units (equating to about $8,150 per apartment unit rehabbed).

(5)
Building Improvements - Includes roof replacement, paving, amenities and common areas, building mechanical equipment systems, exterior painting and siding, major landscaping, vehicles and office and maintenance equipment.

(6)		Same Store Properties - Primarily includes all properties acquired or completed and stabilized prior to January 1, 2012, less properties subsequently sold.

(7)
Non-Same Store Properties - Primarily includes all properties acquired during 2012 and 2013, plus any properties in lease-up and not stabilized as of January 1, 2012. Per apartment unit amounts are based on a weighted average of 16,416 apartment units. Includes approximately four months of activity for the Archstone properties.

(8)		Other - Primarily includes expenditures for properties sold during the period.

(9)
For 2013, the Company estimates that it will spend approximately $1,500 per apartment unit of capital expenditures for the approximately 80,000 apartment units that the Company expects to have in its annual same store set, inclusive of apartment unit renovation/rehab costs, or $1,150 per apartment unit excluding apartment unit renovation/rehab costs.

2nd Quarter 2013 Earnings Release	24

Equity Residential
Discontinued Operations
(Amounts in thousands)

	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012

REVENUES
Rental income	$73,144	$198,955	$8,313	$98,628

Total revenues	73,144	198,955	8,313	98,628

EXPENSES (1)
Property and maintenance	23,062	47,382	6,707	22,977
Real estate taxes and insurance	7,304	15,420	468	10,029
Property management	1	141	—	71
Depreciation	22,160	58,833	2,465	27,560
General and administrative	71	43	64	39

Total expenses	52,598	121,819	9,704	60,676

Discontinued operating income (loss)	20,546	77,136	(1,391)	37,952

Interest and other income	91	47	38	19
Other expenses	(3)	(147)	(1)	(30)
Interest (2):
Expense incurred, net	(1,258)	(2,362)	(6)	(1,279)
Amortization of deferred financing costs	(228)	(92)	—	(46)
Income and other tax (expense) benefit	(463)	24	(405)	128

Discontinued operations	18,685	74,606	(1,765)	36,744
Net gain on sales of discontinued operations	1,588,874	204,053	389,952	71,097

Discontinued operations, net	$1,607,559	$278,659	$388,187	$107,841

(1) Includes expenses paid in the current period for properties sold or held for sale in prior periods related to the Company's period of ownership.

(2) Includes only interest expense specific to secured mortgage notes payable for properties sold and/or held for sale.

2nd Quarter 2013 Earnings Release	25

Equity Residential
Normalized FFO Guidance Reconciliations and Non-Comparable Items
(Amounts in thousands except per share data)
(All per share data is diluted)

Normalized FFO Guidance Reconciliations
	Normalized
	FFO Reconciliations
	Guidance Q2 2013
	to Actual Q2 2013

	Amounts	Per Share
Guidance Q2 2013 Normalized FFO - Diluted (2) (3)	$261,265	$0.695
Property NOI (primarily Archstone properties)	4,621	0.012
Other	1,382	0.004

Actual Q2 2013 Normalized FFO - Diluted (2) (3)	$267,268	$0.711
_____________________________________________________________________________________________________________________

Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)

	Six Months Ended June 30,			Quarter Ended June 30,
	2013	2012	Variance	2013	2012	Variance

Impairment	$—	$—	$—	$—	$—	$—
Asset impairment and valuation allowances	—	—	—	—	—	—

Archstone merger costs (merger expenses)	19,559	1,834	17,725	467	685	(218)
Archstone merger costs (loss from investments in unconsolidated entities due to merger expenses)	53,010	—	53,010	6,999	—	6,999
Property acquisition costs (other expenses)	182	5,495	(5,313)	150	5,052	(4,902)
Write-off of pursuit costs (other expenses)	3,365	3,565	(200)	832	2,531	(1,699)
Property acquisition costs and write-off of pursuit costs	76,116	10,894	65,222	8,448	8,268	180

Prepayment premiums/penalties (interest expense)	71,443	272	71,171	—	272	(272)
Write-off of unamortized deferred financing costs (interest expense) (A)	4,126	1,147	2,979	3	1,146	(1,143)
Write-off of unamortized (premiums)/discounts/OCI (interest expense)	3,251	(42)	3,293	(826)	—	(826)
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	78,820	1,377	77,443	(823)	1,418	(2,241)

Net (gain) loss on sales of land parcels	(14,616)	—	(14,616)	(14,616)	—	(14,616)
Net incremental (gain) on sales of condominium units	(7)	(49)	42	(7)	—	(7)
Income and other tax expense (benefit) - Condo sales	—	(92)	92	—	(137)	137
(Gain) on sale of Equity Corporate Housing (ECH)	(601)	(350)	(251)	(351)	(350)	(1)
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(15,224)	(491)	(14,733)	(14,974)	(487)	(14,487)

Insurance/litigation settlement expense (other expenses)	—	4,714	(4,714)	—	528	(528)
Prospect Towers garage insurance proceeds (real estate taxes and insurance)	—	(3,467)	3,467	—	—	—
Other (other expenses)	—	976	(976)	—	721	(721)
Other miscellaneous non-comparable items	—	2,223	(2,223)	—	1,249	(1,249)

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$139,712	$14,003	$125,709	$(7,349)	$10,448	$(17,797)

(A) For the six months ended June 30, 2013, includes $2.5 million of bridge loan costs related to the Archstone transaction.

Note: See page 29 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

2nd Quarter 2013 Earnings Release	26

Equity Residential
Normalized FFO Guidance and Assumptions

The guidance/projections provided below are based on current expectations and are forward-looking. All guidance is given on a Normalized FFO basis. Therefore, certain items excluded from Normalized FFO, such as debt extinguishment costs/prepayment penalties, property acquisition costs and the write-off of pursuit costs, are not included in the estimates provided on this page. See page 28 for estimates of property acquisition costs, prepayment premiums/penalties and other amounts not included in 2013 Normalized FFO guidance. See page 29 for the definitions, the footnotes referenced below and the reconciliations of EPS to FFO and Normalized FFO.

2013 Normalized FFO Guidance (per share diluted)

	Q3 2013	2013

Expected Normalized FFO (2) (3)	$0.71 to $0.75	$2.80 to $2.85

2013 Same Store Assumptions

Physical occupancy		95.3%
Revenue change		4.4% to 4.6%
Expense change		3.0% to 3.5%
NOI change		5.0% to 5.25%

(Note: The same store guidance above is computed based on the portfolio of approximately 80,000 apartment units that the Company expects to have in its annual same store set after the completion of its planned 2013 dispositions. 30 basis point change in NOI percentage = $0.01 per share change in EPS/FFO/Normalized FFO)

2013 Transaction Assumptions

Consolidated rental acquisitions (excluding Archstone)		$100.0 million
Consolidated rental dispositions - EQR assets		$4.1 billion
Consolidated rental dispositions - Archstone assets (pre-closing)		$500.0 million
Capitalization rate spread		110 basis points

2013 Debt Assumptions, Includes Impact of Archstone Debt Premium (see Note below)

Weighted average debt outstanding		$11.4 billion to $11.6 billion
Weighted average interest rate (reduced for capitalized interest)		4.23%
Interest expense		$482.2 million to $490.7 million

2013 Other Guidance Assumptions

General and administrative expense		$57.0 million to $58.0 million
Interest and other income		$0.8 million to $1.0 million
Income and other tax expense		$2.9 million to $3.1 million
Debt offerings		No additional amounts budgeted
Equity ATM share offerings		No amounts budgeted
Preferred share offerings		No amounts budgeted
Weighted average Common Shares and Units - Diluted		370.6 million

Note: All debt assumptions include the impact of a mark-to-market non-cash adjustment relating to Archstone's debt that the Company assumed. Excluding the impact of the Archstone net debt premium, the Company's debt assumptions would be as follows:

Weighted average debt outstanding without Archstone net premium		$11.3 billion to $11.5 billion
Weighted average interest rate (reduced for capitalized interest) without Archstone net premium		4.63%
Interest expense without Archstone net premium		$523.2 million to $532.5 million

2nd Quarter 2013 Earnings Release	27

Equity Residential
2013 Non-Comparable Items Guidance
(Amounts in thousands)

The Non-Comparable Items provided below are based on current expectations and are forward looking.

Midpoint of Forecasted 2013 Non-Comparable Items – Adjustments from FFO to Normalized FFO (2) (3)
	Expected Q3 2013		Expected 2013
	Amounts	Per Share	Amounts	Per Share

Asset impairment and valuation allowances	$—	$—	$—	$—

Archstone merger costs (merger expenses)	—	—	19,559	0.05
Archstone merger costs (loss from investments in unconsolidated entities due to merger expenses)	3,423	0.01	59,060	0.16
Property acquisition costs (other expenses)	30	—	242	—
Write-off of pursuit costs (other expenses)	1,700	—	6,765	0.02
Property acquisition costs and write-off of pursuit costs	5,153	0.01	85,626	0.23

Prepayment premiums/penalties	—	—	71,443	0.19
Write-off of unamortized deferred financing costs	—	—	4,138	0.01
Write-off of unamortized (premiums)/discounts/OCI	—	—	3,075	0.01
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	—	—	78,656	0.21

Net (gain) loss on sales of land parcels	2,356	0.01	(12,260)	(0.03)
Net incremental (gain) on sales of condominium units	—	—	(7)	—
(Gain) on sale of Equity Corporate Housing (ECH)	(108)	—	(1,470)	—
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	2,248	0.01	(13,737)	(0.03)

Other miscellaneous non-comparable items	—	—	—	—

Non-comparable items – Adjustments from FFO to Normalized FFO (2) (3)	$7,401	$0.02	$150,545	$0.41

Note: See page 29 for the definitions, the footnotes referenced above and the reconciliations of EPS to FFO and Normalized FFO.

2nd Quarter 2013 Earnings Release	28

Equity Residential
Additional Reconciliations, Definitions and Footnotes
(Amounts in thousands except per share data)
(All per share data is diluted)

The guidance/projections provided below are based on current expectations and are forward-looking.

Reconciliations of EPS to FFO and Normalized FFO for Pages 7, 26 and 28
			Expected Q3 2013 Per Share	Expected 2013 Per Share
	Expected Q2 2013
	Amounts	Per Share

Expected Earnings - Diluted (5)	$573,487	$1.525	$0.28 to $0.32	$4.06 to $4.11
Add: Expected depreciation expense	312,676	0.832	0.84	3.18
Less: Expected net gain on sales (5)	(618,917)	(1.646)	(0.43)	(4.85)

Expected FFO - Diluted (1) (3)	267,246	0.711	0.69 to 0.73	2.39 to 2.44

Asset impairment and valuation allowances	—	—	—	—
Property acquisition costs and write-off of pursuit costs	7,267	0.019	0.01	0.23
Debt extinguishment (gains) losses, including prepayment penalties, preferred share redemptions and non-cash convertible debt discounts	(823)	(0.002)	—	0.21
(Gains) losses on sales of non-operating assets, net of income and other tax expense (benefit)	(12,425)	(0.033)	0.01	(0.03)
Other miscellaneous non-comparable items	—	—	—	—

Expected Normalized FFO - Diluted (2) (3)	$261,265	$0.695	$0.71 to $0.75	$2.80 to $2.85

Definitions and Footnotes for Pages 7, 26 and 28

(1)
The National Association of Real Estate Investment Trusts ("NAREIT") defines funds from operations ("FFO") (April 2002 White Paper) as net income (computed in accordance with accounting principles generally accepted in the United States ("GAAP")), excluding gains (or losses) from sales and impairment write-downs of depreciable operating properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis. The April 2002 White Paper states that gain or loss on sales of property is excluded from FFO for previously depreciated operating properties only. Once the Company commences the conversion of apartment units to condominiums, it simultaneously discontinues depreciation of such property.

(2)	Normalized funds from operations ("Normalized FFO") begins with FFO and excludes:
• the impact of any expenses relating to non-operating asset impairment and valuation allowances;
• property acquisition and other transaction costs related to mergers and acquisitions and pursuit cost write-offs;
• gains and losses from early debt extinguishment, including prepayment penalties, preferred share redemptions and the cost related to the implied option value of non-cash convertible debt discounts;
• gains and losses on the sales of non-operating assets, including gains and losses from land parcel and condominium sales, net of the effect of income tax benefits or expenses; and
• other miscellaneous non-comparable items.

(3)
The Company believes that FFO and FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company, because they are recognized measures of performance by the real estate industry and by excluding gains or losses related to dispositions of depreciable property and excluding real estate depreciation (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO and FFO available to Common Shares and Units can help compare the operating performance of a company's real estate between periods or as compared to different companies. The company also believes that Normalized FFO and Normalized FFO available to Common Shares and Units are helpful to investors as supplemental measures of the operating performance of a real estate company because they allow investors to compare the company's operating performance to its performance in prior reporting periods and to the operating performance of other real estate companies without the effect of items that by their nature are not comparable from period to period and tend to obscure the Company's actual operating results. FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units do not represent net income, net income available to Common Shares or net cash flows from operating activities in accordance with GAAP. Therefore, FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units should not be exclusively considered as alternatives to net income, net income available to Common Shares or net cash flows from operating activities as determined by GAAP or as a measure of liquidity. The Company's calculation of FFO, FFO available to Common Shares and Units, Normalized FFO and Normalized FFO available to Common Shares and Units may differ from other real estate companies due to, among other items, variations in cost capitalization policies for capital expenditures and, accordingly, may not be comparable to such other real estate companies.

(4)
FFO available to Common Shares and Units and Normalized FFO available to Common Shares and Units are calculated on a basis consistent with net income available to Common Shares and reflects adjustments to net income for preferred distributions and premiums on redemption of preferred shares in accordance with accounting principles generally accepted in the United States. The equity positions of various individuals and entities that contributed their properties to the Operating Partnership in exchange for OP Units are collectively referred to as the "Noncontrolling Interests – Operating Partnership". Subject to certain restrictions, the Noncontrolling Interests – Operating Partnership may exchange their OP Units for Common Shares on a one-for-one basis.

(5)
Earnings represents net income per share calculated in accordance with accounting principles generally accepted in the United States. Expected earnings is calculated on a basis consistent with actual earnings. Due to the uncertain timing and extent of property dispositions and the resulting gains/losses on sales, actual earnings could differ materially from expected earnings.

Same Store NOI Reconciliation for Page 11

The following tables present reconciliations of operating income per the consolidated statements of operations to NOI for the June YTD 2013 and the Second Quarter 2013 Same Store Properties:
	Six Months Ended June 30,		Quarter Ended June 30,
	2013	2012	2013	2012

Operating income	$182,281	$237,412	$71,033	$128,560
Adjustments:
Non-same store operating results	(152,003)	5,110	(111,282)	378
Fee and asset management revenue	(4,833)	(4,276)	(2,673)	(2,212)
Fee and asset management expense	3,223	2,487	1,577	1,180
Depreciation	528,328	289,273	327,985	145,438
General and administrative	32,582	27,079	16,086	13,391

Same store NOI	$589,578	$557,085	$302,726	$286,735

2nd Quarter 2013 Earnings Release	29